EXHIBIT 10.2

            AMENDMENT TO BUILDING SERVICES AGREEMENT


     This Amendment to Building Services Agreement (this
"Amendment") is made and entered into effective as of May 1, 2001, by and between Forty-Four Forty-Four Forest Park
Redevelopment Corporation, a Missouri corporation ("Landlord"), and RightCHOICE Managed Care, Inc., a Delaware corporation
("Tenant").

                            RECITALS

1.   Landlord and Tenant previously entered into a certain
Building Services Agreement dated January 1, 1995 (the "Building
Agreement").

2. Landlord and Tenant have also previously entered into a certain Lease dated January 1, 1995 (the "Prior Lease"), whereby Landlord leased to Tenant portions of the office building owned by Landlord located at 1831 Chestnut Street in St. Louis, Missouri and known as the Blue Cross Blue Shield Plaza (the "Building") and portions of the attached parking garage (the "Parking Garage").

3. Effective as of May 1, 2001, Landlord and Tenant have amended and restated the Prior Lease (as restated, the "Restated
Lease"). The terms of the Prior Lease have been amended, restated, and to the extent still applicable, incorporated into the Restated Lease.

4. Pursuant to Section 28 of the Restated Lease, Landlord and Tenant acknowledged that under the Building Agreement Tenant has assumed and performs some of the responsibilities, liabilities and obligations of Landlord pertaining to the Building and Parking Garage set forth in the Prior Lease, and will continue to assume and perform the same under the Restated Lease.

5. The parties desire to ratify the Building Agreement as it pertains to the Restated Lease and to amend the Building
Agreement, on the terms as set forth in this Amendment.

                            AGREEMENT

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Capitalized Terms; References to Lease. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Building Agreement. All references in the Building Agreement to "Lease" shall, from and after the date hereof, refer to and mean the "Restated Lease."

     2.   Responsibilities, Liabilities, and Obligations of
Landlord Assumed by Tenant. Section 1 of the Building Agreement is hereby deleted in its entirety and replaced with the following:

          "Responsibilities, Liabilities, and Obligations of Landlord Assumed by Tenant. It is hereby agreed that the following responsibilities, liabilities, and obligations (collectively called "Obligations") imposed on Landlord by and pursuant to the Restated Lease are hereby assumed by Tenant, and the costs thereof assumed by Tenant shall be deemed to be 'additional rent' under the Restated Lease:

          (a)  The obligations of Landlord under Section
     4(A)(ii) and (iii) for repairs and replacements and compliance with Governmental Requirements, including without limitation Americans with Disabilities Act.

          (b) The obligations of Landlord to make repairs or remedy damage to the Building and to the Parking
     Garage as set forth in Section 25.

          (c)  The obligations of Landlord under Section
     4(B) for the services and utilities specified therein, except as otherwise provided in Section 9 of the Building Agreement.

          (d)  The obligations of Landlord under Section
     5(C) to pay Operating Expenses, except as otherwise provided in Section 9 of the Building Agreement.

          (e) The obligations of Landlord to restore any interrupted or defective utility service.

          (f)  The obligations of Landlord under Section
     9(A) to maintain insurance policies covering the Building against loss, damage or destruction from the perils therein described.

          (g)  The obligations of Landlord under Section
     9(E) respecting comprehensive commercial general liability insurance.

          (h) The obligations of Landlord under Section 25 relating to the Parking Garage.

     Tenant shall keep and maintain the Building and the Parking Garage and all parts of each in a neat, clean and well-maintained condition, generally consistent with other first class office buildings in the downtown St. Louis, Missouri business district."

     3.   Amendment to Section 2 of the Building Agreement.
Section 2(a) of the Building Agreement is hereby deleted in its entirety and replaced by the following:

          "2(a)     Provisions of the Lease Which Shall be
     Non-Operative During the Term of this Agreement. The following provisions of the Restated Lease shall be suspended and shall be non-operative until the Building Agreement terminates:

          (i)  Sections 5(A), 5(B), 5(E) and 5(F).

          (ii) Sections 8(A) and 8(B);

          (iii)     Section 20(E).

          Upon termination of this Agreement (if before the expiration of the term of the Restated Lease), the foregoing provisions of the Restated Lease shall become effective."

     4. Amendment to Section 2(c). Section 2(c)(iii) is hereby amended by deleting the reference to Section 5(D) of the Prior
Lease and replacing such reference with Section 5(C) of the Restated Lease.

     5.   Amendment to Section 2(d).  The references in Section
2(d) of the Building Agreement to Section 31 of the Prior Lease are hereby deleted and replaced with references to Section 25 of the Restated Lease.

     6. Amendment to Section 4. Section 4 of the Building Agreement is hereby amended by deleting the reference to Section 29 of the Prior Lease and replacing such references with Section 24 of the Restated Lease. Section 4 is further amended by adding the following additional Section:

          "(c) Landlord and Tenant acknowledge Tenant has, pursuant to the Prior Lease, relinquished certain space in the Building which is presently leased to third-party tenants. Landlord has and will continue to pay to Tenant the pro rata share of expenses incurred by Tenant under Section 4 of the this Building Agreement as to such relinquished space."

     7. Amendment to Section 6 of the Building Agreement. The following sentence is added at the end of paragraph 6 of the Building Agreement:

     "Recognizing that Tenant has relinquished portions of the Building, and the Premises as defined in the Restated Lease do not include the entire Building, the parties acknowledge the further intent to make Tenant liable for all items in this Section 6 of the Building
     Agreement as the same pertains to the entire Building and the Parking Garage, in addition to the Premises."

     8. Ratification of Building Agreement. All provisions of this Amendment are incorporated into the Building Agreement. As amended hereby, the Building Agreement is ratified in its entirety and remains in full force and effect. Except as specifically modified by this Amendment, all other provisions remain as originally set forth in the Building Agreement.






     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of the 1st day of May, 2001.

                              FORTY-FOUR FORTY-FOUR FOREST PARK
                                REDEVELOPMENT CORPORATION


                              By   /s/ John A. O'Rourke
                              Its:      Chairman & CEO

                              RIGHTCHOICE MANAGED CARE, INC.


                              By   /s/ Sandra Van Trease
                              Its:      President